EXHIBIT 21.1

List of Subsidiaries of Roivant Sciences Ltd.

* The names of certain other subsidiaries of Roivant Sciences Ltd. are omitted because, considered in the aggregate, they would not constitute a “significant subsidiary.”

Company	Jurisdiction of Incorporation or Formation
Affivant Sciences GmbH	Switzerland
Affivant Sciences Ltd.	Bermuda
Affivant Sciences, Inc.	United States – Delaware
Alyvant GmbH	Switzerland
Alyvant Holdings, Inc.	United States – Delaware
Alyvant Ltd.	Bermuda
Alyvant, Inc.	United States – Delaware
Aruvant Sciences GmbH	Switzerland
Aruvant Sciences Ltd.	Bermuda
Aruvant Sciences, Inc.	United States – Delaware
Dermavant Sciences GmbH	Switzerland
Dermavant Sciences Ltd.	Bermuda
Dermavant Sciences, Inc.	United States – Delaware
DSL Treasury Holdings Inc.	United States – Delaware
DSL Treasury Inc.	United States – Delaware
Genevant Sciences BioVentures GmbH	Switzerland
Genevant Sciences Corporation	Canada
Genevant Sciences GmbH	Switzerland
Genevant Sciences Ltd.	Bermuda
Genevant Sciences, Inc.	United States – Delaware
Hemavant Sciences Ltd.	Bermuda
Hemavant Sciences GmbH	Switzerland
Hemavant Sciences, Inc.	United States – Delaware
Immunovant Sciences GmbH	Switzerland
Immunovant Sciences Ltd.	Bermuda
Immunovant, Inc.	United States – Delaware
IMVT Corporation	United States – Delaware
Izana Bioscience Limited	United Kingdom
Kinevant Ltd.	Bermuda
Kinevant Sciences GmbH	Switzerland
Kinevant Sciences Ltd.	Bermuda
Kinevant Sciences, Inc.	United States – Delaware
Lokavant Holdings, Inc.	United States – Delaware
Lokavant, Inc.	United States – Delaware
Oncopia Therapeutics, Inc. d/b/a/ Proteovant Therapeutics, Inc.	United States – Delaware
Pharmavant 3 GmbH	Switzerland

Priovant Holdings, Inc.	United States – Delaware
Priovant Therapeutics, Inc.	United States – Delaware
Proteovant Sciences, Inc.	United States – Delaware
Roivant Discovery, Inc.	United States – Delaware
Roivant Rhine Holdings, Inc.	United States – Delaware
Roivant Sciences GmbH	Switzerland
Roivant Sciences, Inc.	United States – Delaware
Roivant Treasury Holdings, Inc.	United States – Delaware
Roivant Treasury, Inc.	United States – Delaware
VantAI Holdings, Inc.	United States – Delaware
VantAI, Inc.	United States – Delaware